 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 5, 2010, InterMetro Communications, Inc., and its subsidiaries, (the "Company"), on the one hand, and the individual lenders signatory thereto, on the other hand (the “Lenders”), entered into an Amended and Restated Loan and Security Agreement (“Amended Loan Agreement”), which amends and restates the Loan and Security Agreement dated January 16, 2008, as amended by that certain Extension Agreement dated July 15, 2009 (collectively, the “Original Loan Agreement”).  The aggregate principal balance outstanding under the Amended Loan Agreement remains $1,920,000, including $500,000 from related parties.

Pursuant to the Amended Loan Agreement, the maximum aggregate principal balance of $1,920,000 has borne, and will continue to bear, interest at a rate of 13% per annum.   The Amended Loan Agreement remains collateralized by substantially all of the assets of the Company and is subordinated to the Company’s indebtedness under the Loan and Security Agreement between the Company and Moriah Capital, L.P. ("Moriah") dated April 30, 2008, as amended (the “Moriah Loan Agreement”) solely with respect to the Company’s accounts receivable (which is governed by an intercreditor agreement among all of the Company’s secured lenders).

Pursuant to the Amended Loan Agreement, the maturity date of the indebtedness thereunder has been extended to July 15, 2012, with a quarterly incremental principal payback schedule to commence on June 30, 2011 and conclude at the maturity date.  The Company issued to the Lenders warrants for an aggregate of an additional 1,920,000 shares of common stock with an exercise price of $0.01 and a term of seven years.  Loan terms also include a conversion option that allows for conversion of any outstanding principal and accrued interest, at the sole discretion of each Lender, at the rate of $0.25 per share, with any amounts converted prior to March 31, 2011 receiving a matching warrant for each share of common stock issued upon conversion, with an exercise price of $0.01 per share.  The Lenders also agreed to terminate their right under the Original Loan Agreement to sell 1,920,000 shares of common stock (previously issued in lieu of warrant exercise) back to the Company for $0.15 per share.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: October 12, 2010	By:	\s\ David Olert Chief Financial Officer
(Principal Accounting Officer)